Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255499 on Form S-1 of our report dated March 12, 2021, relating to the financial statements of Zeta Global Holdings Corp. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Baltimore, Maryland

May 7, 2021

/s/ Deloitte & Touche LLP